Exhibit 99.1

NB Bancorp, Inc. Reports First Quarter 2025 Financial Results

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, April 22, 2025 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank (the “Bank”), today announced its first quarter 2025 financial results. The Company reported net income of $12.7 million, or $0.33 per diluted common share, compared to net income of $15.6 million, or $0.40 per diluted common share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $13.7 million, or $0.35 per diluted common share, compared to operating net income of $13.3 million, or $0.34 per diluted common share for the prior quarter.

“As we begin our second year as a public company, we continue to navigate the uncertainty in front of us, as well as focus on our growth in a disciplined manner and closely monitor our capital levels. We repurchased 5% of outstanding shares during the quarter at an all-in weighted average cost of $19.06 per share. Our loan-to-deposit ratio decreased to 102.3%, which further strengthens our overall liquidity position. Deposits grew by $149.0 million, or 3.6%, while net loans grew by $131.8 million, or 3.1%. On an annualized basis, deposits and loans grew by 14.4% and 12.4%, respectively. Net interest margin expanded by nine basis points to 3.61% for the quarter as our interest-bearing liabilities continued to reprice lower, while rates on interest-earning assets remained flat. Tangible book value ended the quarter at $18.20 and grew by $0.31, or 1.7%, during the quarter,” commented Joseph Campanelli, Chairman, President and Chief Executive Officer. “We look forward to continuing to grow market share and successfully and prudently manage shareholders’ equity to continue to increase shareholder value,” Campanelli continued.

SELECTED FINANCIAL HIGHLIGHTS FOR THE FIRST QUARTER OF 2025

●	Net income of $12.7 million, or $0.33 per diluted common share, compared to net income of $15.6 million, or $0.40 per diluted common share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $13.7 million, or $0.35 per diluted common share, compared to operating net income of $13.3 million, or $0.34 per diluted common share for the prior quarter. One-time charges during the current quarter include:
o	Pension expense related to the final liquidation of the employee pension plan totaling $884 thousand (net of tax);
o	Tax expense and a modified endowment contract penalty related to the surrender of bank-owned life insurance (“BOLI”) policies of $154 thousand.
●	Net interest margin expanded nine basis points to 3.61% during the current quarter from 3.52% in the prior quarter.
●	Gross loans increased $131.3 million, or 3.0%, to $4.46 billion, from $4.33 billion the prior quarter.
●	Total deposits increased $149.0 million, or 3.6%, from the prior quarter. Core deposits, which the Company considers to be all non-brokered deposits, increased $149.5 million, or 3.9%, for the current quarter.

●	Book value per share and tangible book value per share were $18.23 and $18.20, respectively, which increased from $17.92 and $17.89, respectively in the prior quarter. The increase in tangible book value per share was a result of $12.7 million in net income for the quarter, partially offset by the repurchase of 2,135,286 shares during the current quarter at an all-in weighted average cost of $19.06 per share.

BALANCE SHEET

Total assets amounted to $5.24 billion as of March 31, 2025, representing an increase of $84.4 million, or 1.6%, from December 31, 2024.

●	Cash and cash equivalents decreased $50.4 million, or 13.9%, to $313.4 million from $363.9 million in the prior quarter, as a result of the repurchase of shares during the quarter, along with the paydown of FHLB borrowings.
●	Net loans increased to $4.43 billion, representing an increase of $131.8 million, or 3.1%, from the prior quarter as demand for new loan originations and advances continued. The current quarter growth was primarily seen in construction and land development loans, which increased $62.5 million, or 10.7%, commercial and industrial loans, which increased $49.6 million, or 8.9%, and commercial real estate loans, which increased $12.6 million, or 0.9%.
●	Deposits totaled $4.33 billion, representing an increase of $149.0 million, or 3.6%, from $4.18 billion in the prior quarter. The increase in deposits was the result of growth in customer deposits, primarily money market accounts, which increased $127.1 million, or 12.7%; certificates of deposit, which increased $19.5 million, or 1.2%; and savings accounts, which increased $11.7 million, or 10.8%; partially offset by NOW accounts which decreased $11.3 million, or 2.4%, from the prior quarter.
●	FHLB borrowings decreased to $90.8 million from $120.8 million, a $30.0 million, or 24.8%, decrease during the current quarter as a result of a paydown of outstanding borrowings due to deposit growth outpacing loan growth.
●	Shareholders’ equity was $739.6 million, representing a decrease of $25.6 million, or 3.3%, from the prior quarter, primarily as a result of the repurchase of shares during the quarter, which resulted in a $40.7 million decrease to shareholders’ equity, partially offset by $12.7 million in net income. Shareholders’ equity to total assets and tangible shareholders’ equity to tangible assets were both 14.1% at the end of the quarter, both down from 14.8% in the prior quarter.

NET INTEREST INCOME

Net interest income was $43.5 million for the quarter ended March 31, 2025, compared to $42.5 million for the prior quarter, representing an increase of $1.0 million, or 2.4%. Net interest margin expanded nine basis points to 3.61% for the quarter from 3.52% from the prior quarter.

●	The decrease in interest income during the quarter ended March 31, 2025 was primarily attributable to decreases in the average balance of short-term investments, as cash was utilized to repurchase shares during the quarter, partially offset by increases in interest income on loans and securities, both as a result of increases in average balances and rates earned.
●	The decrease in interest expense for the quarter ended March 31, 2025 was primarily driven by decreases in the average rate on certificates of deposit and individual retirement accounts.

NONINTEREST INCOME

Noninterest income was $3.9 million for the quarter ended March 31, 2025, compared to $3.8 million for the prior quarter, representing an increase of $80 thousand, or 2.1%.

●	Customer service fee income was $2.6 million, compared to $2.1 million in the prior quarter, representing an increase of $490 thousand, or 23.7%, as a result of a higher loan fees earned during the current quarter.
●	Swap contract income was $88 thousand, compared to $531 thousand in the prior quarter, representing a decrease of $443 thousand, or 83.4%, due to reduced swap contract demand.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended March 31, 2025 was $28.7 million, representing an increase of $3.0 million, or 11.9%, from the prior quarter.

●	Salaries and employee benefits were $19.1 million for the quarter ended March 31, 2025, representing an increase of $3.4 million, or 21.6%, from the prior quarter, primarily driven by the $1.2 million final pension liquidation expense during the current quarter, increased employee payroll taxes due to annual FICA reset and annual bonus payments, increased salaries and health benefits expenses due to increased headcount.

INCOME TAXES

Income tax expense for the quarter ended March 31, 2025 was $4.9 million, representing a $1.3 million, or 34.1%, increase from the prior quarter. The increase was primarily driven by the prior quarter reversal of a deferred tax liability related to the proportional amortization method (“PAM”) under ASU 2023-02, which reduced tax expense in the prior quarter. The effective tax rate for the current quarter was 28.0%, compared to 19.0% in the prior quarter. The primary driver of the increase in the effective tax rate was the prior quarter reversal of a deferred tax liability related to the adoption of PAM under ASU 2023-02, which reduced tax expense in the prior quarter and the significant amount of solar income tax credits earned during the prior year.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans increased $21.2 million, or 1.2%, to $1.72 billion, during the quarter ended March 31, 2025.

●	Cannabis facility commercial real estate loans decreased $3.4 million, or 1.0%, during the quarter ended March 31, 2025. The Company’s cannabis facility commercial real estate portfolio is secured entirely by the underlying commercial real estate of the borrower operation. The vast majority of the loan portfolio balances have a loan-to-value ratio of 65% or lower, with appraisal reports taking a blended approach (using both cannabis and non-cannabis use comparable real estate sales, which we believe are generally more conservative).
●	The cannabis facility portfolio has geographic dispersion, with lower dollar exposure loans remaining local and larger dollar exposure loans generally tied to multi-state operators with a more national footprint. All cannabis facility loan relationships were pass-rated and current at the end of the current quarter.
●	The Company’s $341.6 million multi-family real estate loan portfolio consists of high-quality, performing loans primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans.
●	The Company’s $186.9 million office portfolio consists principally of suburban Class A and B office space used as medical and traditional offices. The portfolio does not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses (“ACL”) amounted to $38.3 million as of March 31, 2025, or 0.86% of total gross loans, compared to $38.7 million, or 0.89% of total loans at December 31, 2024. The Company recorded provisions for credit losses of $1.2 million during the quarter ended March 31, 2025, which included a provision of $947 thousand for loans and a provision of $211 thousand for unfunded commitments, compared to provisions for credit losses of $1.4 million during the prior quarter.

The decrease in the ACL for the quarter ended March 31, 2025 was the result of net charge-offs of $1.4 million, partially offset by provisions of $947 thousand.

●	Non-performing loans totaled $11.4 million as of March 31, 2025, a decrease of $2.5 million, or 17.9%, from $13.9 million at the end of the prior quarter. The decrease was primarily due to the reduction in commercial real estate loans on non-accrual of $2.2 million during the quarter ended March 31, 2025 from the resolution of a large commercial real estate loan.
●	During the quarter ended March 31, 2025, the Company recorded total net charge-offs of $1.4 million, or 0.12% of average total loans on an annualized basis, compared to $479 thousand, or 0.04% of average total loans on an annualized basis, in the prior quarter. The increase in net charge-offs during the quarter ended March 31, 2025 was due to a $715 thousand increase in purchased consumer loan charge-offs during the quarter.
●	The Company’s loan portfolio consists primarily of commercial real estate and multi-family loans, one-to-four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including operating net income, operating noninterest expense, operating noninterest income, operating effective tax rate, operating earnings per share, basic, operating earnings per share, diluted, operating return on average assets, operating return on average shareholders’ equity, operating efficiency ratio, tangible shareholders’ equity, tangible assets and tangible book value per share. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters.

Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

Earnings data
Net interest income	$43,526	$42,521	$38,633
Noninterest income	3,861	3,781	3,501
Total revenue	47,387	46,302	42,134
Provision for credit losses	1,158	1,404	4,429
Noninterest expense	28,660	25,623	25,565
Pre-tax income	17,569	19,275	12,140
Net income	12,655	15,611	8,701
Operating net income (non-GAAP)	13,693	13,261	8,980
Operating noninterest expense (non-GAAP)	27,443	25,623	25,175

Per share data
Earnings per share, basic	$0.33	$0.40	$0.22
Earnings per share, diluted	0.33	0.40	0.22
Operating earnings per share, basic (non-GAAP)	0.35	0.34	0.23
Operating earnings per share, diluted (non-GAAP)	0.35	0.34	0.23
Book value per share	18.23	17.92	17.18
Tangible book value per share (non-GAAP)	18.20	17.89	17.16

Profitability
Return on average assets	1.00%	1.23%	0.78%
Operating return on average assets (non-GAAP)	1.08%	1.04%	0.80%
Return on average shareholders' equity	6.78%	8.22%	4.77%
Operating return on average shareholders' equity (non-GAAP)	7.33%	6.98%	4.92%
Net interest margin	3.61%	3.52%	3.62%
Cost of deposits	3.11%	3.24%	3.17%
Efficiency ratio	60.48%	55.34%	60.68%
Operating efficiency ratio (non-GAAP)	57.91%	55.34%	59.75%

Balance sheet, end of period
Total assets	$5,242,157	$5,157,737	$4,649,826
Total loans	4,464,500	4,333,152	3,954,623
Total deposits	4,326,617	4,177,652	3,771,860
Total shareholders' equity	739,611	765,167	733,838

Asset quality
Allowance for credit losses (ACL)	$38,338	$38,744	$34,306
ACL / Total non-performing loans (NPLs)	337.1%	279.6%	310.1%
Total NPLs / Total loans	0.25%	0.32%	0.28%
Net charge-offs (annualized) / Average total loans	(0.12)%	(0.04)%	(0.19)%

Capital ratios
Shareholders' equity / Total assets	14.11%	14.84%	15.78%
Tangible shareholders' equity / tangible assets (non-GAAP)	14.09%	14.82%	15.76%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			March 31, 2025 change from
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024		March 31, 2024
Assets
Cash and due from banks	$201,140	$211,166	$163,657	$(10,026)	(4.7)%	$37,483	22.9%
Federal funds sold	112,306	152,689	151,374	(40,383)	(26.4)%	(39,068)	(25.8)%
Total cash and cash equivalents	313,446	363,855	315,031	(50,409)	(13.9)%	(1,585)	(0.5)%

Available-for-sale securities, at fair value	234,680	228,205	207,169	6,475	2.8%	27,511	13.3%

Loans receivable, net of deferred fees	4,464,500	4,333,152	3,954,623	131,348	3.0%	509,877	12.9%
Allowance for credit losses	(38,338)	(38,744)	(34,306)	406	(1.0)%	(4,032)	11.8%
Net loans	4,426,162	4,294,408	3,920,317	131,754	3.1%	505,845	12.9%

Accrued interest receivable	19,533	19,685	17,843	(152)	(0.8)%	1,690	9.5%
Banking premises and equipment, net	34,069	34,654	35,106	(585)	(1.7)%	(1,037)	(3.0)%
Non-public investments	24,710	24,364	28,295	346	1.4%	(3,585)	(12.7)%
Bank-owned life insurance ("BOLI")	103,688	102,785	50,917	903	0.9%	52,771	103.6%
Prepaid expenses and other assets	56,150	59,482	56,096	(3,332)	(5.6)%	54	0.1%
Deferred income tax asset	29,719	30,299	19,052	(580)	(1.9)%	10,667	56.0%
Total assets	$5,242,157	$5,157,737	$4,649,826	$84,420	1.6%	$592,331	12.7%

Liabilities and shareholders' equity
Deposits
Core deposits	$4,017,378	$3,867,846	$3,472,054	$149,532	3.9%	$545,325	15.7%
Brokered deposits	309,239	309,806	299,806	(567)	(0.2)%	9,433	3.1%
Total deposits	4,326,617	4,177,652	3,771,860	148,965	3.6%	554,758	14.7%
Mortgagors' escrow accounts	4,464	4,549	4,300	(85)	(1.9)%	164	3.8%
FHLB borrowings	90,835	120,835	60,837	(30,000)	(24.8)%	29,998	49.3%
Accrued expenses and other liabilities	60,344	65,708	59,545	(5,364)	(8.2)%	799	1.3%
Accrued retirement liabilities	20,286	23,826	19,446	(3,540)	(14.9)%	840	4.3%
Total liabilities	4,502,546	4,392,570	3,915,988	109,976	2.5%	586,559	15.0%

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 40,570,433 issued and outstanding
at March 31, 2025 and 42,705,729 issued and outstanding at December 31 and March 31, 2024	406	427	427	(21)	(4.9)%	(21)	(4.9)%
Additional paid-in capital	376,773	417,247	416,812	(40,474)	(9.7)%	(40,039)	(9.6)%
Unallocated common shares held by the Employee Stock Ownership Plan ("ESOP")	(44,231)	(44,813)	(46,590)	582	(1.3)%	2,359	(5.1)%
Retained earnings	413,128	400,473	374,874	12,655	3.2%	38,254	10.2%
Accumulated other comprehensive loss	(6,465)	(8,167)	(11,685)	1,702	(20.8)%	5,220	(44.7)%
Total shareholders' equity	739,611	765,167	733,838	(25,556)	(3.3)%	5,773	0.8%

Total liabilities and shareholders' equity	$5,242,157	$5,157,737	$4,649,826	$84,420	1.6%	$592,331	12.7%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended			Three Months Ended March 31, 2025 Change From Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024		March 31, 2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$71,440	$70,977	$64,000	$463	0.7%	$7,440	11.6%
Interest on securities	2,290	2,116	1,279	174	8.2%	1,011	79.0%
Interest and dividends on cash equivalents and other	3,121	4,107	2,914	(986)	(24.0)%	207	7.1%
Total interest and dividend income	76,851	77,200	68,193	(349)	(0.5)%	8,658	12.7%

INTEREST EXPENSE
Interest on deposits	32,239	33,514	28,217	(1,275)	(3.8)%	4,022	14.3%
Interest on borrowings	1,086	1,165	1,343	(79)	(6.8)%	(257)	(19.1)%
Total interest expense	33,325	34,679	29,560	(1,354)	(3.9)%	3,765	12.7%

NET INTEREST INCOME	43,526	42,521	38,633	1,005	2.4%	4,893	12.7%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	947	1,618	3,890	(671)	(41.5)%	(2,943)	(75.7)%
Provision for (release of) credit losses - unfunded commitments	211	(214)	539	425	198.6%	(328)	(60.9)%
Total provision for credit losses	1,158	1,404	4,429	(246)	(17.5)%	(3,271)	(73.9)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	42,368	41,117	34,204	1,251	3.0%	8,164	23.9%

NONINTEREST INCOME
Customer service fees	2,558	2,068	1,880	490	23.7%	678	36.1%
Increase in cash surrender value of BOLI	1,031	1,049	401	(18)	(1.7)%	630	157.1%
Mortgage banking income	176	118	110	58	49.2%	66	60.0%
Swap contract income	88	531	487	(443)	(83.4)%	(399)	(81.9)%
Other income	8	15	623	(7)	(46.7)%	(615)	(98.7)%
Total noninterest income	3,861	3,781	3,501	80	2.1%	360	10.3%

NONINTEREST EXPENSE
Salaries and employee benefits	19,149	15,747	17,560	3,402	21.6%	1,589	9.0%
Director and professional service fees	2,148	2,428	1,908	(280)	(11.5)%	240	12.6%
Occupancy and equipment expenses	1,580	1,388	1,336	192	13.8%	244	18.3%
Data processing expenses	2,765	2,478	1,995	287	11.6%	770	38.6%
Marketing and charitable contribution expenses	846	779	742	67	8.6%	104	14.0%
FDIC and state insurance assessments	813	1,041	361	(228)	(21.9)%	452	125.2%
General and administrative expenses	1,359	1,762	1,663	(403)	(22.9)%	(304)	(18.3)%
Total noninterest expense	28,660	25,623	25,565	3,037	11.9%	3,095	12.1%

INCOME BEFORE TAXES	17,569	19,275	12,140	(1,706)	(8.9)%	5,429	44.7%

INCOME TAX EXPENSE	4,914	3,664	3,439	1,250	34.1%	1,475	42.9%

NET INCOME	$12,655	$15,611	$8,701	$(2,956)	(18.9)%	$3,954	45.4%

Weighted average common shares outstanding, basic	38,755,746	39,291,088	39,689,644	(535,342)	(1.4)%	(933,898)	(2.4)%
Weighted average common shares outstanding, diluted	38,755,746	39,291,088	39,689,644	(535,342)	(1.4)%	(933,898)	(2.4)%
Earnings per share, basic	$0.33	$0.40	$0.22	$(0.07)	(17.5)%	$0.11	50.0%
Earnings per share, diluted	$0.33	$0.40	$0.22	$(0.07)	(17.5)%	$0.11	50.0%

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)
Interest-earning assets:
Loans	$4,366,408	$71,440	6.64%	$4,278,952	$70,977	6.60%	$3,903,044	$64,000	6.60%
Securities	230,406	2,290	4.03%	215,268	2,116	3.91%	193,296	1,279	2.66%
Other investments (5)	27,454	219	3.24%	27,217	586	8.57%	25,043	416	6.68%
Short-term investments (5)	264,343	2,902	4.45%	283,540	3,521	4.94%	175,616	2,498	5.72%
Total interest-earning assets	4,888,611	76,851	6.38%	4,804,977	77,200	6.39%	4,296,999	68,193	6.38%
Non-interest-earning assets	296,594			285,715			231,411
Allowance for credit losses	(38,685)			(38,231)			(32,744)
Total assets	$5,146,520			$5,052,461			$4,495,666

Interest-bearing liabilities:
Savings accounts	$113,750	46	0.16%	$108,594	14	0.05%	$125,806	16	0.05%
NOW accounts	470,470	1,043	0.90%	456,460	1,144	1.00%	379,110	715	0.76%
Money market accounts	1,073,041	8,747	3.31%	965,031	8,342	3.44%	852,758	7,193	3.39%
Certificates of deposit and individual retirement accounts	1,979,184	22,403	4.59%	1,990,735	24,014	4.80%	1,669,337	20,293	4.89%
Total interest-bearing deposits	3,636,445	32,239	3.60%	3,520,820	33,514	3.79%	3,027,011	28,217	3.75%
FHLB advances	91,168	1,086	4.83%	95,873	1,165	4.83%	98,886	1,343	5.46%
Total interest-bearing liabilities	3,727,613	33,325	3.63%	3,616,693	34,679	3.81%	3,125,897	29,560	3.80%
Non-interest-bearing deposits	571,549			595,296			552,586
Other non-interest-bearing liabilities	90,025			84,964			83,488
Total liabilities	4,389,187			4,296,953			3,761,970
Shareholders' equity	757,333			755,508			733,695
Total liabilities and shareholders' equity	$5,146,520			$5,052,461			$4,495,666
Net interest income		$43,526			$42,521			$38,633
Net interest rate spread (1)			2.75%			2.58%			2.58%
Net interest-earning assets (2)	$1,160,998			$1,188,284			$1,171,102
Net interest margin (3)			3.61%			3.52%			3.62%

Average interest-earning assets to interest-bearing liabilities	131.15%			132.86%			137.46%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Annualized

(5) Other investments are comprised of FRB stock, FHLB stock and swap collateral accounts. Short-term investments are comprised of cash and cash equivalents.

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	March 31, 2025
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$341,619	$341,619	20%
Cannabis Facility	307,502	15,176	322,678	19%
Industrial	124,218	73,795	198,013	11%
Office	25,742	161,113	186,855	11%
Hospitality	—	172,285	172,285	10%
Special Purpose	76,388	54,185	130,573	8%
Retail	46,710	88,181	134,891	8%
Mixed-Use	7,653	111,780	119,433	7%
Other	40,402	70,850	111,252	6%
Total commercial real estate	$628,615	$1,088,984	$1,717,599	100%

	Change From December 31, 2024				Change From March 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$8,572	$8,572	3%	$—	$20,495	$20,495	6%
Cannabis Facility	(3,271)	(81)	(3,352)	(1)%	56,079	(305)	55,774	21%
Industrial	1,027	(262)	765	0%	16,619	19,529	36,148	22%
Office	(5,333)	9,384	4,051	2%	(9,061)	4,763	(4,298)	(2)%
Hospitality	—	7,765	7,765	5%	(63)	24,041	23,978	16%
Special Purpose	(1,342)	(170)	(1,512)	(1)%	(3,337)	(482)	(3,819)	(3)%
Retail	584	(3,290)	(2,706)	(2)%	18,605	(14,847)	3,758	3%
Mixed-Use	(1,370)	8,032	6,662	6%	(958)	49,244	48,286	68%
Other	(1,088)	2,001	913	1%	6,334	14,429	20,763	23%
Total commercial real estate	$(10,793)	$31,951	$21,158	1%	$84,218	$116,867	$201,085	13%

	December 31, 2024				March 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$333,047	$333,047	20%	$—	$321,124	$321,124	21%
Cannabis Facility	310,773	15,257	326,030	19%	251,423	15,481	266,904	17%
Industrial	123,191	74,057	197,248	12%	107,599	54,266	161,865	11%
Office	31,075	151,729	182,804	11%	34,803	156,350	191,153	12%
Hospitality	—	164,520	164,520	10%	63	148,244	148,307	10%
Special Purpose	77,730	54,355	132,085	8%	79,725	54,667	134,392	9%
Retail	46,126	91,471	137,597	8%	28,105	103,028	131,133	9%
Mixed-Use	9,023	103,748	112,771	6%	8,611	62,536	71,147	5%
Other	41,490	68,849	110,339	6%	34,068	56,421	90,489	6%
Total commercial real estate	$639,408	$1,057,033	$1,696,441	100%	$544,397	$972,117	$1,516,514	100%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income (GAAP)	$12,655	$15,611	$8,701

Add (Subtract):
Adjustments to net income:
Income tax benefit on solar tax credit investment basis reduction	-	(2,503)	-
BOLI surrender tax and modified endowment contract penalty	154	153	-
Defined benefit pension termination expense	1,217	-	390
Total adjustments to net income	$1,371	$(2,350)	$390
Less net tax benefit associated with defined benefit pension termination expense	333	-	111
Non-GAAP adjustments, net of tax	1,038	(2,350)	279
Operating net income (non-GAAP)	$13,693	$13,261	$8,980
Weighted average common shares outstanding, basic	38,755,746	39,291,088	39,689,644
Weighted average common shares outstanding, diluted	38,755,746	39,291,088	39,689,644
Operating earnings per share, basic (non-GAAP)	$0.35	$0.34	$0.23
Operating earnings per share, diluted (non-GAAP)	$0.35	$0.34	$0.23

Noninterest expense (GAAP)	$28,660	$25,623	$25,565

Subtract (Add):
Noninterest expense components:
Defined benefit pension termination expense	1,217	-	390
Total impact of non-GAAP noninterest expense adjustments	$1,217	$-	$390
Noninterest expense on an operating basis (non-GAAP)	$27,443	$25,623	$25,175

Operating net income (non-GAAP)	$13,693	$13,261	$8,980
Average assets	5,146,520	5,052,461	4,495,666
Operating return on average assets (non-GAAP)	1.08%	1.04%	0.80%
Average shareholders’ equity	$757,333	$755,508	$733,695
Operating return on average shareholders' equity (non-GAAP)	7.33%	6.98%	4.92%

Noninterest expense on an operating basis (non-GAAP)	$27,443	$25,623	$25,175
Total revenue (net interest income plus total noninterest income)	47,387	46,302	42,134
Operating efficiency ratio (non-GAAP)	57.91%	55.34%	59.75%

Income tax expense (GAAP)	$4,914	$3,664	$3,439

Subtract (Add):
Income tax benefit on solar tax credit investment basis reduction	-	(2,503)	-
Total impact of non-GAAP income tax expense adjustments	$-	$(2,503)	$-
Income tax expense on an operating basis (non-GAAP)	$4,914	$6,167	$3,439

Operating effective tax rate (non-GAAP)	28.0%	32.0%	28.3%

	As of
	March 31, 2025	December 31, 2024	March 31, 2024

Total shareholders’ equity (GAAP)	$739,611	$765,167	$733,838
Subtract:
Intangible assets (core deposit intangible)	1,042	1,079	1,191
Total tangible shareholders’ equity (non-GAAP)	738,569	764,088	732,647
Total assets (GAAP)	5,242,157	5,157,737	4,649,826
Subtract:
Intangible assets (core deposit intangible)	1,042	1,079	1,191
Total tangible assets (non-GAAP)	$5,241,115	$5,156,658	$4,648,635
Tangible shareholders' equity / tangible assets (non-GAAP)	14.09%	14.82%	15.76%
Total common shares outstanding	40,570,443	42,705,729	42,705,729
Tangible book value per share (non-GAAP)	$18.20	$17.89	$17.16

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (1)

(Unaudited)

(Dollars in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
Real estate loans:
One-to-four-family residential	$3,043	$2,930	$4,281
Home equity	1,157	958	586
Commercial real estate	841	3,005	422
Construction and land development	10	10	10
Commercial and industrial	4,560	4,558	4,125
Consumer	1,761	2,395	1,640
Total	$11,372	$13,856	$11,064

Total non-performing loans to total loans	0.25%	0.32%	0.28%
Total non-performing assets to total assets	0.22%	0.27%	0.24%

(1) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Allowance for credit losses at beginning of the period	$38,744	$37,605	$32,222

Provision for credit losses	947	1,618	3,890

Charge-offs:
Commercial and industrial	—	—	369
Consumer	1,558	843	1,573
Total charge-offs	1,558	843	1,942

Recoveries of loans previously charged off:
Commercial and industrial	12	202	36
Consumer	193	162	100
Total recoveries	205	364	136

Net charge-offs	(1,353)	(479)	(1,806)

Allowance for credit losses at end of the period	$38,338	$38,744	$34,306

Allowance to non-performing loans	337%	280%	310%
Allowance to total loans outstanding at the end of the period	0.86%	0.89%	0.87%
Net charge-offs (annualized) to average loans outstanding during the period	(0.12)%	(0.04)%	(0.19)%